WORKIVA INC.
2014 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK GRANT
(NON-EMPLOYEE DIRECTOR)

Grant Number

Pursuant to the Workiva Inc. 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), you have been granted shares of Class A Common Stock of Workiva Inc. (the “Company”), subject to vesting restrictions (“Restricted Stock”) as follows:
Grant Date

Total Number of Shares Granted

Vesting Schedule:
Subject to the Plan and the Restricted Stock Agreement, the Restricted Stock subject to this grant shall vest in accordance with the following schedule, provided you have not experienced a Termination of Service prior to any vesting date:

Vesting Date(s)	Number or Percentage of Shares that Vest

By your signature and the signature of the Company’s representative below, you and the Company agree that this award is governed by the terms and conditions of the Plan and the Restricted Stock Agreement, all of which are attached and made a part of this document. By your signature below, you also acknowledge that there may be tax consequences to you upon the grant or the vesting of the Restricted Stock or the disposition of the underlying shares, and that you have been advised to consult a tax advisor prior to acceptance of such grant, vesting or disposition.

GRANTEE:                        WORKIVA INC.

By:

Name:
Print Name
Title:
Execution Date: ____________ __, 20__

WORKIVA INC.
2014 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
(NON-EMPLOYEE DIRECTOR)
This RESTRICTED STOCK AGREEMENT (the “Agreement”) dated as of the Grant Date set forth on the Notice of Restricted Stock Grant to which this Agreement is attached (the “Notice of Grant”) is between Workiva Inc. (the “Company”), a Delaware corporation, and the grantee named in the Notice of Grant (the “Grantee”).
WHEREAS, the Company desires to award the Grantee shares of the Company’s Class A Common Stock subject to vesting restrictions (“Restricted Stock”) in accordance with the terms of the Plan, a copy of which is attached hereto;
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Grant of Restricted Stock. The Company hereby grants to the Grantee that number of shares of Restricted Stock set forth on the Notice of Grant, subject to the terms of the Plan and this Agreement. The Grantee must accept the Restricted Stock award within 90 days after notification that the award is available for acceptance and in accordance with the instructions provided by the Company. The award automatically will be rescinded upon action of the Company, in its discretion, if the award is not accepted within 90 days after notification is sent to the Grantee indicating availability for acceptance.
2.    Vesting; Forfeiture. Provided the Grantee has not incurred a Termination of Service prior to the applicable vesting date, except as otherwise set forth in this Agreement and the Plan, the Restricted Stock awarded under this Agreement shall vest on the earliest to occur of the following: (a) the vesting date(s) set forth on the Notice of Grant; (b) the Grantee’s death; (c) a Change in Control (as defined in the Plan), or (d) the Administrator, in its sole discretion, determines that the Grantee has incurred a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)). In the event of the Grantee’s Termination of Service for Cause, all unvested Restricted Stock awarded under this Agreement shall be immediately forfeited.
The period over which the Restricted Stock vests is referred to as the “Restriction Period.” Until such time as the shares of Restricted Stock have vested, the Restricted Stock is not transferable other than by will or by the laws of descent and distribution, or as otherwise permitted by the Plan, and the Restricted Stock shall not be subject to any levy of any attachment, execution or similar process upon the rights or interest. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any Restricted Stock or any right hereunder, except as provided for in this Agreement, the Company may terminate any unvested portion of the award by notice to the Grantee and the award and all rights hereunder shall thereupon become null and void.
3.    Ownership of Shares; Dividends. Except for the above restrictions and the provisions relating to dividends paid during the Restriction Period as described in the Plan, the Grantee will be treated as the record owner of the shares of Restricted Stock and shall have all of the rights of a shareholder of the Company, including, without limitation, the right to vote such shares and to receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any shares of Common Stock or other securities of the Company received by the Grantee as a stock dividend, or in connection with a stock split or combination, share exchange, or other recapitalization which are derived from shares of Restricted Stock shall be subject to the same restrictions, and shall bear the same legend (or book-entry record) as the shares of Restricted Stock and, if certificated, shall be held under the same terms and conditions as the Restricted Stock as described in Section 4 below.
4.    Restricted Stock Certificates. The stock certificate(s) representing the Restricted Stock shall be issued or held in book entry form promptly following the acceptance of this Agreement. If a stock certificate is issued, it shall be delivered to the Secretary of the Company or such other custodian as may be designated by the Company, to be held until the end of the Restriction Period or until the Restricted Stock is forfeited. The certificates representing shares of Restricted Stock granted pursuant to this Agreement shall be registered in the Grantee’s name (or, if the Grantee so requests, in the name of the Grantee and the Grantee’s spouse, jointly with right of survivorship), and shall bear a legend in substantially the form set forth below:
“These shares have been issued pursuant to the Workiva Inc. 2014 Equity Incentive Plan (“Plan”) and are subject to forfeiture to Workiva Inc. in accordance with the terms of the Plan and an Agreement between Workiva Inc. and the person in whose name the certificate is registered. These shares may not be sold, pledged, exchanged, transferred, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said Agreement.”
5.    Section 83(b) Election. The Grantee acknowledges that the Grantee may file an election pursuant to Code Section 83(b) to be taxed currently on the fair market value of the shares of Restricted Stock (less any purchase price paid for the shares), provided that such election is filed by the Grantee with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Stock. The Grantee will seek the advice of his or her own tax advisors as to the advisability of making a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other applicable laws. The Company and its affiliates and employees and agents have not, and are not, providing tax advice to the Grantee.
6.    Delivery of Stock and Documents. In the event any shares of Restricted Stock are forfeited to the Company pursuant to the Plan or this Agreement, the Grantee shall, to the extent not already deposited with the Company or its designee, deliver to the Company or its designee the following: the certificate or certificates representing the Restricted Stock (if certificated) duly endorsed for transfer and bearing whatever documentary stamps, if any, are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments, and evidences of title of the Grantee and of the Grantee’s compliance with this Agreement as may be reasonably required by the Company or by its counsel.
7.    No Right to Continued Service. Nothing in the Plan or this Agreement shall confer upon the Grantee any right to continue in the service of the Company or any Related Corporation or shall interfere with or restrict in any way the rights of the Company and any Related Corporation, which rights are hereby expressly reserved, to discharge or terminate the service of the Grantee at any time and for any reason whatsoever.

8.    Incorporation of Plan by Reference. The terms and conditions of the Plan are incorporated by reference herein. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control. Capitalized terms not defined in this Agreement shall have the meaning given such terms in the Plan.
9.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee's beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.
10.    Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with the applicable requirements of federal and state securities laws and with the applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
11.    Notices. Any notices required under this Agreement shall be addressed: (i) if to the Company, to the Company at its principal office which is presently located at 2900 University Boulevard, Ames, Iowa 50010, Attention: Equity Plan Administrator, and (ii) if to the Grantee, to the Grantee’s address as reflected in the stock records of the Company.
12.    Entire Agreement; Amendment. This Agreement, together with the Plan, sets forth all of the terms and conditions between the parties with respect to the Restricted Stock awarded under this Agreement. This Agreement may be amended at any time and from time to time by the Administrator, provided that the rights or obligations of the Grantee are not affected adversely by such amendment, unless the Grantee’s consent is obtained or such amendment is otherwise permitted under the terms of the Plan.
13.    Invalid or Unenforceable Provisions. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.
14.    Counterparts. The Notice of Grant to which this Agreement is attached may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages transmitted by facsimile, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
15.    Governing Law. This Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without regard to principles of conflicts of laws) shall govern the operation of, and the rights of the Grantee under, the Plan and this Agreement.